UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  July 1, 2014

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive office and registrant's telephone number	IRS Employer Identification Number

001-36518	NEXTERA ENERGY PARTNERS, LP	30-0818558
700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000

State or other jurisdiction of incorporation or organization:  Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01  Entry into a Material Definitive Agreement

In connection with the initial public offering (Offering) by NextEra Energy Partners, LP (NEP) of its common units under Registration Statement on Form S-1 (File No. 333-196099) (Registration Statement), NEP entered into the following agreements (Transaction Agreements), copies of which are filed as exhibits to this report and incorporated herein by reference:

•
Management Services Agreement by and among NEP, NextEra Energy Operating Partners GP, LLC (NEP GP), NextEra Energy Operating Partners, LP (NEP OpCo), and NextEra Energy Management Partners, LP, dated as of July 1, 2014

•	Right of First Offer Agreement by and among NEP, NEP OpCo and NextEra Energy Resources, LLC, dated as of July 1, 2014

•	Purchase Agreement by and between NextEra Energy Equity Partners, LP and NEP, dated as of July 1, 2014

•	Equity Purchase Agreement by and between NEP OpCo and NEP, dated as of July 1, 2014

•	Exchange Agreement by and among NextEra Energy Equity Partners, LP, NEP OpCp, NEP GP and NEP, dated as of July 1, 2014

•	Registration Rights Agreement by and between NEP and NextEra Energy, Inc., dated as of July 1, 2014

•
Revolving Credit Agreement by and among NextEra Energy Canada Partners Holdings, ULC, NextEra Energy US Partners Holdings, LLC and NextEra Energy Operating Partners, LP, Bank of America, N.A., as administrative agent and collateral agent, Bank of America, N.A. (Canada Branch), as Canadian agent for the lenders and the lenders party thereto, dated as of July 1, 2014 (Revolving Credit Agreement)

•	Cash Sweep and Credit Support Agreement by and between NEP OpCo and NextEra Energy Resources, LLC, dated as of July 1, 2014

A form of each Transaction Agreement was filed as an exhibit to the Registration Statement, initially filed by NEP with the U.S. Securities and Exchange Commission (SEC) on May 20, 2014. The material terms of the Offering are described in the prospectus, dated June 26, 2014 (Prospectus), filed by NEP with the SEC on June 30, 2014, under Rule 424(b)(4) of the Securities Act of 1933, as amended. More detailed descriptions concerning the Transaction Agreements are set forth in the Registration Statement, of which the Prospectus forms a part. Such descriptions in the Prospectus are incorporated herein by reference.

SECTION 2 - FINANCIAL INFORMATION

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On July 1, 2014, NEP OpCo and its direct subsidiaries (Loan Parties) entered into a $250 million variable rate, senior secured revolving credit facility that expires in July 2019 (revolving credit facility).  The revolving credit facility includes borrowing capacity for letters of credit and incremental commitments to increase the revolving credit facility to up to $1 billion in the aggregate, subject to certain conditions. Borrowings under the revolving credit facility can be used by the Loan Parties to fund working capital and expansion projects, to make acquisitions and for general business purposes. Loans outstanding in U.S. dollars under the revolving credit facility will bear interest at either (i) a base rate, which will be the highest of (x) the federal funds rate plus 0.50%, (y) the administrative agent’s prime rate or (z) the one-month London Interbank Offered Rate (LIBOR) plus 1.0%, in each case, plus an applicable margin; or (ii) one-, two-, three- or six-month LIBOR plus an applicable margin.  Loans outstanding in Canadian dollars will bear interest at either (i) a Canadian prime rate, which will be the higher of (x) the Canadian prime rate of a Canadian branch of the administrative agent and (y) the one-month Canadian Dealer Offered Rate (CDOR) plus 1.0%, in each case, plus an applicable margin; or (ii) one-, two-, three- or six-month CDOR plus an applicable margin. The revolving credit facility will be subject to a facility fee ranging from 0.375% to 0.50% per annum depending on NEP OpCo’s leverage ratio (as defined in the revolving credit facility).  The revolving credit facility is secured by liens on the assets of NEP OpCo, and certain other assets of, and the ownership interest in, one of its direct subsidiaries, including wind and solar generating facilities with a total generating capability of approximately 990 megawatts. The revolving credit facility contains default and related acceleration provisions relating to the failure to make required payments or to observe other covenants in the revolving credit facility and related documents.  Additionally, NEP OpCo and one of its direct subsidiaries are required to comply with certain financial covenants on a quarterly basis and NEP OpCo's ability to pay cash distributions is subject to certain other restrictions.  All borrowings under the revolving credit facility are guaranteed by NEP OpCo and NEP, and must be repaid by the end of the revolving credit term.  The foregoing summary of the revolving credit facility is qualified in its entirety by reference to the Revolving Credit Agreement, a copy of which is filed as Exhibit 10.7 to this report and is incorporated herein by reference.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)
In connection with the Offering, on July 1, 2014, NEP’s 2014 Long Term Incentive Plan ( 2014 LTIP) became effective, following approval by NEP’s Board of Directors and sole unitholder.  The terms of the 2014 LTIP are substantially the same as the terms set forth in the form thereof filed as an exhibit to the Registration Statement and as described in the Prospectus that forms a part thereof.

(b)
In connection with the Offering, the following individuals became independent directors of NEP's general partner, NEP GP, on July 1, 2014 and will hold office until the earlier of their death, resignation, removal and disqualification or until their successors have been elected and qualified. NEP's independent directors will receive an annual cash retainer of $50,000 and a number of NEP's common units determined by dividing $100,000 by the closing price of the common units on the grant date, rounded up to the nearest ten shares. These units are generally not transferable until the director ceases to be a member of NEP GP's Board of Directors. Independent directors who serve as chair of the audit committee or conflicts committee receive an additional annual cash retainer of $15,000.  Each director will be fully indemnified by NEP GP and NEP for actions associated with being a director to the fullest extent permitted under Delaware law under a director indemnification agreement with NEP GP and under NEP's First Amended and Restated Agreement of Limited Partnership, dated as of July 1, 2014 (Partnership Agreement), respectively.

Effective July 1, 2014, Robert J. Byrne was appointed an independent director of NEP GP. He has served as a director on the Board of Directors of Masonite International Corporation since June 2009 and has been chairman of the board of Masonite International Corporation since July 2010. Mr. Byrne is the founder, and has served since 2002 as the President, of Power Pro-Tech Services, Inc., which specializes in the installation, maintenance and repair of emergency power and solar photovoltaic power systems. Power Pro-Tech is Mr. Byrne’s fourth start-up. His other entrepreneurial ventures have been in telecommunications, private equity and educational software. From 1999 to 2001, Mr. Byrne was Executive Vice President and Chief Financial Officer of EPIK Communications, a start-up telecommunications company that merged with Progress Telecom in 2001 and was subsequently acquired by Level3 Communications. Having begun his career in investment banking, Mr. Byrne served as Partner at Advent International, a global private equity firm, from 1997 to 1999 and immediately prior to that served as a Director of Orion Capital Partners from 1993 to 1997.  Mr. Byrne serves on the Conflicts Committee and as chair of the Audit Committee of NEP GP's Board of Directors.

Effective July 1, 2014, Peter H. Kind was appointed an independent director of NEP GP. Mr. Kind is executive director of Energy Infrastructure Advocates LLC, an independent financial and strategic advisory firm. From 2009 to 2011, Mr. Kind was a Senior Managing Director of Macquarie Capital, an investment banking firm. From 2005 to 2009, Mr. Kind was a Managing Director of Banc of America Securities. Mr. Kind, a CPA, also has experience in the audit of large public energy companies. Mr. Kind has served as a Director and Chairman of the Audit Committee of the general partner of Enable Midstream Partners, LP since February 2014.  Mr. Kind serves on the Audit Committee and as chair of the Conflicts Committee of NEP GP's Board of Directors.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 1, 2014, the Partnership Agreement became effective.  A description of NEP’s common units is described in the Prospectus that forms a part of the Registration Statement.  The Partnership Agreement is filed herewith as Exhibit 3.1 to this report and is incorporated herein by reference.

Also on July 1, 2014, NEP OpCo's First Amended and Restated Agreement of Limited Partnership (NEP OpCo Partnership Agreement) became effective. The NEP OpCo Partnership Agreement is filed herewith as Exhibit 3.2 and is incorporated herein by reference.

SECTION 8 - OTHER EVENTS

Item 8.01  Other Events

On July 1, 2014, NEP completed the Offering by issuing 18,687,500 common units at a price to the public of $25 per share.  The proceeds from the Offering, net of underwriting discounts, commissions and structuring fees, were approximately $438.3 million, of which NEP used approximately $288.3 million to purchase 12,291,593 common units of NEP OpCo from NextEra Energy Equity Partners, LP and approximately $150 million to purchase 6,395,907 NEP OpCo common units from NEP OpCo, which will use the net proceeds for general corporate purposes, including to fund future acquisition opportunities.  After the application of the net proceeds from this offering, NEP owns a 20.1% limited partnership interest in NEP OpCo.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit Number	Description
1.1	NextEra Energy Partners, LP Underwriting Agreement, dated as of June 26, 2014
3.1	First Amended and Restated Agreement of Limited Partnership of NextEra Energy Partners, LP, dated as of July 1, 2014
3.2	First Amended and Restated Agreement of Limited Partnership of NextEra Energy Operating Partners, LP, dated as of July 1, 2014
10.1
Management Services Agreement by and among NextEra Energy Partners, LP, NextEra Energy Operating Partners GP, LLC, NextEra Energy Operating Partners, LP, and NextEra Energy Management Partners, LP, dated as of July 1, 2014

10.2	Right of First Offer Agreement by and among NextEra Energy Partners, LP, NextEra Energy Operating Partners, LP and NextEra Energy Resources, LLC, dated as of July 1, 2014
10.3	Purchase Agreement by and between NextEra Energy Equity Partners, LP and NextEra Energy Partners, LP, dated as of July 1, 2014
10.4	Equity Purchase Agreement by and between NextEra Energy Operating Partners, LP and NextEra Energy Partners, LP, dated as of July 1, 2014
10.5	Exchange Agreement by and among NextEra Energy Equity Partners, LP, NextEra Energy Operating Partners, LP, NextEra Energy Partners GP, Inc. and NextEra Energy Partners, LP dated as of July 1, 2014
10.6	Registration Rights Agreement by and between NextEra Energy Partners, LP and NextEra Energy, Inc., dated as of July 1, 2014
10.7
Revolving Credit Agreement by and between NextEra Energy Canada Partners Holdings, ULC, NextEra Energy US Partners Holdings, LLC, NextEra Energy Operating Partners, LP, Bank of America, N.A., as administrative agent and collateral agent, Bank of America, N.A. (Canada Branch), as Canadian agent for the lenders and the lenders party thereto, dated as of July 1, 2014

10.8	NextEra Energy Partners, LP 2014 Long-Term Incentive Plan
10.9	Cash Sweep and Credit Support Agreement by and between NextEra Energy Operating Partners, LP and NextEra Energy Resources, LLC, dated as of July 1, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  July 8, 2014

NEXTERA ENERGY PARTNERS, LP
(Registrant)

By:	NextEra Energy Partners GP, Inc., its general partner

CHRIS N. FROGGATT
Chris N. Froggatt Controller and Chief Accounting Officer

4